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                                FIRST AMENDMENT
                                      TO
                             EMPLOYMENT AGREEMENT


         This First Amendment to the Employment Agreement (the "Amendment") is made as of the 18th day of March, 2002 between Premcor Inc. (the "Company") and Thomas D. O'Malley (the "Executive").

                                   RECITALS

         A. The parties hereto are parties to an Employment Agreement dated January 30, 2002 (the "Employment Agreement").

         B. The parties hereto desire to amend and modify certain provisions of the Employment Agreement as provided herein.


                                   AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

         1. Definitions. For purposes of this Amendment, capitalized terms used herein have the same meanings ascribed to them in the Employment Agreement.

         2. Amendments to the Employment Agreement.

               2.1. Section 4 of the Employment Agreement is deleted in its entirety and replaced with the following:

                           "4. Annual Bonus. With respect to each fiscal year of the Company ending during the Employment Term, Executive shall be eligible to earn an annual bonus award (an "Annual Bonus") if net earnings per share to common shareholders of the Company, calculated on a fully diluted basis and according to GAAP, as determined by the Company's outside auditors, excluding the after-tax impact of any extraordinary or special items that the Board determines in good faith are not appropriately includable in the Annual Bonus calculation because such items do not accurately reflect the operating performance of the Company, such as inventory write ups and write downs, LIFO adjustments, asset purchase or sale-related gains or losses and acquisition-related write downs ("Adjusted EPS"), is at least equal to $2.50. Upon achievement of such Adjusted EPS, the Annual Bonus shall equal Executive's Base Salary (the "Base Bonus") plus, for each $0.01 increase in the applicable fiscal year's Adjusted EPS above $2.50 (calculated as described in the foregoing sentence), an amount equal to two percent of Executive's Base Salary, provided that in no event shall the Annual Bonus be greater than six times Executive's Base Salary. The Annual Bonus shall be paid to Executive within fifteen business days after the outside auditors approve the Company's year-end earnings release. The Annual Bonus for 2002 only shall be calculated based on earnings from January 1, 2002 and the resulting amount multiplied by 11/12ths, to arrive at the amount due for the eleven months of 2002, so long as Executive is


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         employed hereunder as of December 31, 2002. Annual Bonuses for subsequent full years during which Executive is employed hereunder will reflect the full year (January 1 through December 31)."

         3. No Other Modifications. Nothing herein contained in any way impairs the Employment Agreement, or alters, waives, annuls, varies or affects any provision, condition or covenant therein, except as specifically set forth in this Amendment. All other provisions of the Employment Agreement remain in full force and effect.

         4. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         5. Successors; Binding Agreement. All provisions of this Amendment shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees of the Executive.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

PREMCOR INC.



By:  /s/ Joseph D. Watson                          /s/ Thomas D. O'Malley
   ------------------------------------          -------------------------------
Print Name:       Joseph D. Watson               Thomas D. O'Malley
           ----------------------------
Title:     Senior Vice President and
      ---------------------------------
           Chief Administrative Officer
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